AMENDMENT TO RECEIVABLES FINANCING AGREEMENT

THIS AMENDMENT TO RECEIVABLES FINANCING AGREEMENT (this "Amendment") is made effective as of November 19, 2020 (the "Effective Date") by and among Toledo Advisors L.L.C., a Nevada limited liability company, with a mailing address of 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169-6014 (together with its successors, the "Lender"), Corona Diagnostics LLC, a Nevada limited liability company (the "Testing Sub"), Todos Medical USA, a Nevada corporation (the "Holding Company"), and Todos Medical Ltd., an Israeli corporation (the "Parent" and jointly and severally with Testing Sub and the Holding Company, the "Borrower"), each with mailing addresses of 701 South Carson Street, Suite 200, Carson City, NV 89701 and 45 Wall Street, Suite 920, New York, NY 10005.

WITNESSETH:

WHEREAS, Lender and Borrower are parties to that certain Receivables Financing Agreement, dated as of June 19, 2020 (the "Financing Agreement"), pursuant to which Lender made a Receivables Financing Facility (as defined in the Financing Agreement) available to the Borrower in an aggregate principal amount not to exceed the Draw Credit Maximum Amount (as defined in the Financing Agreement). Capitalized terms not defined herein shall have the meaning ascribed to them in the Financing Agreement;

WHEREAS, the parties now desire to amend the Financing Agreement to (i) reduce the Applicable Rate on any future Draw, (ii) clarify the application of any payments towards the Obligations received by the Lender, (iii) provide for the submission, at the Lender's request, of a Dun & Bradstreet report along with any Draw Request, (iv) provide the Lender a right of first refusal on any future Draw or other extension of credit under the Financing Agreement, (v) eliminate the grant of exclusivity to the Lender regarding the financing of Borrower's SARS-CoV-2 Testing Business, and (vi) provide for certain rights in connection with the issuance of that certain Ordinary Share Purchase Warrant issued to the Lender on the date hereof, all on the terms as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Financing Agreement.

(a) Section 1.1 of the Financing Agreement is hereby amended so that the definition of "Applicable Rate" is deleted in its entirety and replaced with the following:

"**Applicable Rate**" means the greater of (i) 12% per annum, or (ii) 20% of the Anticipated Margin presented to the Lender in connection with a Draw Request, such calculation to be made by the Lender in good faith and which calculation shall be binding on the parties absent manifest error.

The parties acknowledge and agree that the modification to the Applicable Rate shall only apply to Draws requested on or after the date of this Amendment.

(b) Section 1.1 of the Financing Agreement is hereby amended to add the following definitions:

"**Additional Financing**" is defined in Section 6.9 hereof.

"**Conversion Shares**" shall mean the Ordinary Shares of Parent receivable or received on conversion of any Note.

"**Lender's Term Sheet**" is defined in Section 6.9 hereof.

"**Proposed Term Sheet**" is defined in Section 6.9 hereof.

"**Warrant**" means the Ordinary Share Purchase Warrant issued to the Lender on the date hereof.

"**Warrant Shares**" shall mean the Ordinary Shares of Parent receivable or received upon exercise of the Warrant.

(c) The following is hereby inserted to the Financing Agreement as a new Section 2.3(c):

(c) If at any time Lender receives from Borrower any amount applicable to the Obligations, which is less than all amounts due and payable at such time, then Lender may apply that payment to any Obligation in any manner and in any order determined by Lender (unless otherwise required by applicable law), in Lender's sole and absolute discretion. Neither Lender's acceptance of an amount that is less than all amounts then due and payable, nor Lender's application of such payment in the manner authorized, will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Obligations, Borrower's obligations under the Loan Documents will remain unchanged.

(d) Section 2.4(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

(b) Draw Requests shall (i) be in form and substance substantially similar to Exhibit 2.5 attached hereto (a "Draw Request"), (ii) be accompanied by the Borrower's good faith calculation of the Anticipated Margin, and (iii) include a certification from the Borrower that, as of the date of such Draw Request, all representations and warranties of the Borrower contained herein remain true and accurate, no Event of Default exists, the Borrower is Solvent, no event has occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect, and the other conditions of Section 4.2 hereof are satisfied. Upon and as a condition to the funding of each Draw, the Borrower shall deliver to the Lender (w) a Note in the principal amount of each Draw, (x) a prime purchase order or contract evidencing the Borrower's agreement with its vendor, (y) a purchase order or contract

evidencing its customers' intent to purchase such products, and (z) upon request of the Lender and at the Borrower's expense, a Dun & Bradstreet report on the party obligated to pay the Testing Sub with respect to the goods or services to be financed by the Lender.

(e) Section ~~2.6~~2.2(f) of the Financing Agreement is hereby amended and restated in its entirety as follows:

(f) The net proceeds of each Draw shall be used solely to (i) acquire raw materials, testing supplies and related equipment necessary to further (A) the Borrower's SARS-CoV-2/COVID-19 testing business or any similar diagnostic testing business conducted by Testing Sub or (B) the resale of SARS-CoV-2/COVID-19 testing supplies or any testing supplies related to any similar diagnostic testing business conducted by Testing Sub and (ii) pay fees to Provista Diagnostics in respect of diagnostic services related to such business (the "SARS CoV-2 Testing Business") The parties hereto agree that the "SARS CoV-2 Testing Business" shall not include (i) any activities conducted by the Borrowers that are unrelated to diagnosis of COVID-19 or the presence of severe acute respiratory syndrome coronavirus 2 or mutations thereof or (ii) the licensing, sale or use of any diagnostic or other technology developed or acquired by the Borrowers to the extent not used in the detection or diagnosis of COVID-19 or severe acute respiratory syndrome coronavirus 2 (or mutations thereof).

(f) In exchange for the grant of a right of first refusal on any future Draw or other extension of credit under the Financing Agreement, Lender has agreed to waive its exclusive right to finance purchase of raw materials or equipment for the Borrower's SARS-CoV-2 Testing Business or to be used in resale. Accordingly, Section 6.5 and Section 6.9 of the Financing Agreement are hereby amended and restated in its entirety as follows:

Section 6.5 Indebtedness

The Testing Sub shall not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain liable with respect to any Indebtedness, except for Indebtedness to Lender hereunder; provided, however, in the event that the Lender elects not to provide a Draw requested by the Borrower hereunder or comply with the terms hereof, the Testing Sub may seek financing for such requested amount from third-party sources if the Testing Sub has complied with the provisions of Section 6.9 hereof ("Permitted Third-Party Financing").

Section 6.9 Financing Right of First Refusal

(a) The Borrower hereby grants to the Lender a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Lender, subject to the following terms and conditions. From and

after the date hereof, prior to the incurrence of any additional Indebtedness related to the financing of any purchase of raw materials for the SARS-CoV-2 Testing Business or to be used for resale (an "Additional Financing"), the Borrower shall notify the Lender of its intention to enter into such Additional Financing. In connection therewith, the Borrower shall submit a term sheet (a "Proposed Term Sheet") to the Lender setting forth the terms, conditions, and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Borrower; provided, that the Borrower may redact the name and identifying information concerning the proposed provider of such financing if requested by such provider. The Lender shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Lender's Term Sheet") setting forth the terms and conditions upon which the Lender would be willing to provide Additional Financing to the Borrower. If submitted, the Lender's Term Sheet shall contain terms no less favorable to the Borrower than those outlined in the Proposed Term Sheet.

(b) The Lender shall deliver such Lender's Term Sheet within two (2) Business Days of receipt of such Proposed Term Sheet. If the provisions of the Lender's Terms Sheet are at least as favorable to the Borrower as the provisions of the Proposed Term Sheet, the Borrower shall enter into and consummate the Additional Financing transaction outlined in the Lender's Term Sheet. If at the end of such two-Business-Day period, the Lender fails to exercise the foregoing right of first refusal with respect to the Additional Financing requested by Borrower, the Borrower may, so long as it consummates the financing within ~~five (5)~~10 Business Days after the end of such two-Business-Day period, enter into a Permitted Third-Party Financing on substantially the same terms and conditions as set forth in the Proposed Term Sheet.

(c) During the Term, all of the Borrower's and its Affiliates' SARS-CoV-2 Testing Business shall be conducted exclusively by the Testing Sub.

(g) Section 6.14 of the Financing Agreement is hereby amended and restated in its entirety as follows:

Section 6.14 Legal Counsel Opinions

Upon the request of the Lender from time to time, the Parent shall be responsible (at its cost) for promptly supplying to the Parent's transfer agent and the Lender a customary legal opinion letter of its counsel (the "Legal Counsel Opinion") to the effect that the resale of the Conversion Shares or the Warrant Shares, as the case may be, by the Lender or its Affiliates,

successors and assigns is exempt from the registration requirements of the Securities Act of 1933 (the "1933 Act") pursuant to Rule 144 thereunder (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares or the Warrant Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Parent's legal counsel fail for any unjustified reason to issue the Legal Counsel Opinion, the Lender may (at the Parent's cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Parent will instruct its transfer agent to accept such opinion. The Parent hereby agrees that it may never take the position that it is a "shell company" in connection with its obligations under this Agreement or otherwise.

(h) Section 6.15 of the Financing Agreement is hereby amended and restated in its entirety as follows:

Section 6.15 Piggy Back Rights

Until such time as any ordinary shares of the Parent issuable to the Lender upon conversion of the Note or the Warrant are freely transferable pursuant to Rule 144 of the Securities Act, the Parent hereby grants to the Lender the piggyback registration rights set forth on Exhibit 6.15 hereto.

(i) Section 6.16 of the Financing Agreement is hereby amended and restated in its entirety as follows:

Section 6.16 Transfer Agent Instructions

Within thirty (30) days of the date hereof, Parent shall issue irrevocable instructions to the Parent's transfer agent to issue certificates, registered in the name of the Lender or its nominee, upon conversion of any Note or the Warrant, representing the Conversion Shares or the Warrant Shares, respectively, in such amounts as specified from time to time by the Lender to the Parent in accordance with the terms thereof in form and substance satisfactory to the Lender (the "Irrevocable Transfer Agent Instructions"). In the event that the Parent proposes to replace its transfer agent, the Parent shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve ordinary shares of Common Stock in the Reserved Amount (as defined in the Note) or to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under the Warrant) signed by the successor transfer agent to the Parent and the Parent. Prior to registration of the Conversion Shares or the Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear a restrictive legend noting that such securities have not been registered and may not be transferred except in compliance with the 1933

Act. The Parent warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.16 will be given by the Parent to its transfer agent and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Parent as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares or Warrant Shares to be issued to the Lender upon conversion of or otherwise pursuant to the Note or the Warrant as and when required by the Note or the Warrant and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend which under law may be removed (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares or Warrant Shares issued to the Lender upon conversion of or otherwise pursuant to the Note or the Warrant and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within two (2) Business Days of each conversion of the Note or the Warrant. Nothing in this Section shall affect in any way the Lender's obligations to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Conversion Shares or the Warrant Shares. If the Lender provides the Parent with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Conversion Shares or Warrant Shares may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Lender provides reasonable assurances that the Conversion Shares or Warrant Shares can be sold pursuant to Rule 144, the Parent shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Lender. The Parent acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Parent acknowledges that the remedy at law for a breach of its obligations under this Section 6.16 may be inadequate and agrees, in the event of a breach or threatened breach by the Parent of the provisions of this Section, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

(j) The first paragraph of Exhibit 6.15 to the Financing Agreement is hereby amended and restated in its entirety as follows:

Until such time as the ordinary shares of the Parent issuable to the Lender either the conversion of the Warrant or any Note are freely transferable pursuant to Rule 144 of the Securities Act, the Parent shall grant the Lender piggyback registration rights with respect to these shares. All of the Conversion Shares and Warrant Shares will be deemed "Registrable

Securities" subject to the provisions of this Exhibit 6.15. All capitalized terms used but not defined in this Exhibit 6.15 shall have the meanings ascribed to such terms in the Receivables Financing Agreement to which this Exhibit is attached.

2. Conditions of Effectiveness. The parties agree and acknowledge that the effectiveness of this Amendment is subject to the following conditions precedent: (i) the issuance of the Warrant and (ii) the parties' entry into a Royalty Agreement.

3. Effect On Loan Documents. Except as amended herein, the Loan Documents shall remain unmodified and shall remain in full force and effect. All references in the Loan Documents to the "Financing Agreement," or similar references shall mean the Financing Agreement as amended hereby.

4. Specific Representations. Borrower represents and warrants that:

(a) the Recitals set forth above are true, correct, and accurate;

(b) Borrower is in compliance in all material respects with all terms, conditions and provisions of the Loan Documents, as modified herein, and there is no default beyond any applicable notice and cure period under any of the Loan Documents;

(c) all representations made by Borrower in the Loan Documents are true and correct in all material respects, and are hereby renewed, as of the date hereof, and all provisions of the Loan Documents, as amended by this Amendment, are hereby affirmed and ratified;

(d) all documents and other information provided by Borrower to Lender as a condition to entering into this Amendment are true, complete, and accurate in all material respects;

(e) each of the Loan Documents is in full force and effect; and

(f) Borrower's principal place of business and its address for notices is as set forth in the Loan Documents.

5. Further Assurances. Borrower and Lender, at their own expense, shall each execute and deliver all such instruments and take all such action as may reasonably be required for the better and more effective carrying out of the intents and purposes of this Amendment.

6. Miscellaneous.

(a) The provisions of this Amendment shall be binding upon Borrower and Lender, and their respective successors and assigns, and all persons claiming under or through Borrower or Lender.

(b) Neither this Amendment nor any provision hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by Lender and Borrower.

(c) If any of the provisions of this Amendment, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) This Amendment shall be governed by Nevada law without reference to conflict of laws principles.

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The Borrower and the Lender have duly executed this Amendment as of the date appearing at the beginning hereof:

Lender:

TOLEDO ADVISORS L.L.C.

By: ______________________________
Name: Moshe Mueller
Title: Authorized Signatory

Borrower:

CORONA DIAGNOSTICS LLC

By: ______________________________
Name: Gerald Commissiong
Title: Authorized Signatory

TODOS MEDICAL USA

By: ______________________________
Name: Gerald Commissiong
Title: Authorized Signatory

TODOS MEDICAL LTD.

By: ______________________________
Name: Gerald Commissiong
Title: Authorized Signatory